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                                         Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-71969
 __________________________________________________________________________


                             DATALINK.NET, INC.

                    SUPPLEMENT NO. 10 DATED JULY 5, 2000
                    TO PROSPECTUS DATED OCTOBER 4, 1999


     Commonwealth Associates has transferred warrants to purchase 55,000 shares of our common stock to M.H. Meyerson. As a result of this transaction and sales made to date, the disclosures concerning Commonwealth Associates and M.H. Meyerson are updated as follows:

                                 Beneficial Ownership Before Offering
                            ________________________________________________

                            Number of
                             Shares
                            Issued or
                            Issuable      Issued or
                            on Conver-    Issuable
                             sion of      on Exer-
                            Preferred     cise of      Shares      Warrants
Selling Securityholder        Stock       Warrants     Offered     Offered
______________________      _________     _________    ________    ________

Commonwealth Associates        -0-        322,106      322,106     322,106
M.H. Meyerson                  -0-         50,000       50,000      50,000